UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2011 (February 28, 2011)

RADIATION THERAPY SERVICES

HOLDINGS, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On March 1, 2011, Radiation Therapy Investments, LLC (“RT Investments”), the direct parent of Radiation Therapy Services Holdings, Inc. (the “Company”), entered into a Unit Repurchase Agreement (the “Unit Repurchase Agreement”) with Daniel E. Dosoretz, M.D., the Chief Executive Officer of the Company, to repurchase from Dr. Dosoretz 24,997.5000 vested Class B non-voting equity units, 8,332.5000 unvested Class B non-voting equity units, 9,577.6667 vested Class C non-voting equity units and 76,621.3333 unvested Class C non-voting equity units (collectively the “Repurchased Units”) for an aggregate purchase price of $12,642.45.  After consummation of the sale of the Repurchased Units, Dr. Dosoretz will retain 211,820.6250 vested Class B non-voting equity units, or approximately 41% of the outstanding Class B non-voting equity units, 70,606.8750 unvested Class B non-voting equity units, or approximately 14% of the outstanding Class B non-voting equity units, 37,470.5413 vested Class C non-voting equity units, or approximately 4% of the outstanding Class C non-voting equity units, and 299,764.3302 unvested Class C non-voting equity units, or approximately 32% of the outstanding Class C non-voting equity units.

In addition, on March 1, 2011, the board of managers of RT Investments approved an amendment to its Second Amended and Restated Limited Liability Company Agreement (“Amendment No. 2 to the LLC Agreement”), which provides for the authorization of approximately 13,660 additional non-voting preferred equity units and approximately 258,955 additional Class A voting equity units, and for the repurchase of the Repurchased Units as well as the re-issuance of the Repurchased Units at such time and upon such terms as determined by the board of managers of RT Investments.  These amendments will allow for, among other things, the issuance to Joseph M. Garcia, Radiation Therapy Services, Inc.’s new Senior Vice President and Chief Operating Officer, of 20,831 Class B and 53,874 Class C non-voting equity units, as well as any option exercised by Mr. Garcia for the purchase of non-voting preferred equity units and Class A voting equity units.

On March 1, 2011, the board of managers of RT Investments approved the Amended and Restated Radiation Therapy Investments, LLC 2008 Unit Award Plan (the “Amended Plan”), which amended the prior plan to provide that units subject to awards that are repurchased by RT Investments or that terminate or lapse without any payment in respect thereof may be re-issued under the Amended Plan at such time and upon such terms as determined by the board of managers of RT Investments.

The foregoing descriptions of the Unit Repurchase Agreement, Amendment No. 2 to the LLC Agreement and the Amended Plan do not purport to be complete and are qualified in their entirety by the text of the Unit Repurchase Agreement, Amendment No. 2 to the LLC Agreement and the Amended Plan, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.02.          Results of Operations and Financial Condition.

On February 28, 2011, the Company issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company or any of its subsidiaries under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2011, the Company announced the appointment of Joseph M. Garcia as Senior Vice President and Chief Operating Officer of Radiation Therapy Services, Inc. (“RTS”), a wholly-owned subsidiary of the Company, effective as of February 7, 2011.

Mr. Garcia, age 41, joined RTS in February 2011 as its Chief Operating Officer. From 2007 to 2011, prior to joining RTS, Mr. Garcia was a Vice President of Operations at DaVita Inc., the leading dialysis company in the United States. Mr. Garcia was responsible for three divisions with 135 dialysis centers and over 40 hospital contracts. Collectively, these divisions represented approximately $425.0 million in revenue. Prior to DaVita Inc., Mr. Garcia was the Senior Vice President of Operations at Sterling Healthcare from 2004 to 2007, at which time he join Da Vita Inc. Sterling is a hospital Emergency Room management company with 250 contracts across the United States. From 2000 to 2004, Mr. Garcia was a founder and Senior Vice President in both Health Network One and iHealth Technologies. Health Network One is a specialty network business that contracts with large insurance companies and is a licensed Third Party Administrator (TPA).  iHealth Technologies is a healthcare technology company, whose primary product is a proprietary software that is purchased by insurance companies to process and filter their claims prior to payment. From 1998 to 2000, Mr. Garcia was a Senior Vice President of Operations at Vivra, a dialysis provider. From 1996 to 1998, Mr. Garcia was the Vice President of Corporate Development at FPA Medical Management. Mr. Garcia graduated with a B.S.B.A. and M.B.A. from Creighton University in Omaha, Nebraska.

In connection with Mr. Garcia’s appointment as Senior Vice President and Chief Operating Officer, Mr. Garcia entered into an employment agreement with RTS dated March 1, 2011 (the “Employment Agreement”).  Certain terms of the Employment Agreement are summarized below:

•                Term: Mr. Garcia’s term of employment will commence on February 7, 2011 and will continue to February 7, 2014.  After expiration of the initial term, it shall be automatically extended for successive two year renewal terms unless either the Company or Mr. Garcia provides at least 120-day’s prior notice that the term of the Employment Agreement with not be extended.

•                  Cash Compensation: Mr. Garcia will be entitled to an annual base salary of at least $400,000 and will have the opportunity to earn an initial annual cash incentive bonus equal to 60% of his annual base salary. The actual amount of Mr. Garcia’s annual bonus will be determined by RTS’s board of directors pursuant to a bonus plan based on factors including, without limitation, RTS’s achievement of pro forma adjusted earnings before interest, taxes, depreciation and amortization (“PF Adjusted EBITDA”) and net debt.  Mr. Garcia also has the opportunity to earn an additional discretionary bonus upon achievement of related operating performance hurdles.

•                  Sign-On/Relocation Bonus: Mr. Garcia will receive a $50,000 cash sign-on bonus and RTS will reimburse Mr. Garcia for all reasonable and necessary expenses related to his relocation to the Fort Myers, Florida area consistent with RTS’s policy in an amount not to exceed $50,000.  In addition, the Company shall reimburse Mr. Garcia for up to six months of temporary living expenses.

•                  Annual Long-Term Equity Incentives: Mr. Garcia will receive non-voting equity units in RTS’s equity-based plan comprised of Class B and C non-voting equity units with a grant of such units equal to 20,831 Class B units and 53,874 Class C units.

•                  Benefits: Mr. Garcia will be entitled to participate in RTS’s employee benefit plans as in effect from time to time, with employee benefits and perquisites on the same basis as those benefits are generally made available to other senior executives of RTS.

•                  Equity Participation: It is expected that Mr. Garcia will be given the option to purchase equity in RT Investments in the form of up to 210 non-voting preferred equity units and up to 3,984 Class A voting equity units, for aggregate consideration of $249,840.

•                  Termination and Severance: Mr. Garcia may terminate his employment at any time for any reason.  If Mr. Garcia resigns or otherwise voluntarily terminates his employment and the termination is not for “good reason” during the term of his employment (as defined in the Employment Agreement), he will be entitled to receive his base salary accrued and unpaid through the date of termination and his earned and unpaid annual cash incentive payment, if any, for the fiscal year prior to the termination date.  Mr. Garcia shall also receive any nonforfeitable benefits already earned and payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by RTS, payable in accordance with the terms of the applicable plan (all amounts in this bullet section are referred to as “Accrued Compensation”).

If Mr. Garcia’s employment is terminated by us without “cause” (as defined in his Employment Agreement) or by Mr. Garcia for “good reason” (as defined in his Employment Agreement), subject to his execution of a release of claims against us and his continued compliance with the restrictive covenants, and in addition to the payment of the Accrued Compensation, RTS is obligated to make monthly payments to Mr. Garcia for a period of twelve months after his termination date. Each monthly payment shall be equal to 1/12th of Mr. Garcia’s annual base salary, as in effect at the termination date.  In addition, if Mr. Garcia should elect continued COBRA coverage, RTS shall pay during the period Mr. Garcia actually continues such coverage, but in any event not to exceed twelve months, the same percentage of monthly premium costs for COBRA continuation coverage as it pays of the monthly premium costs for medical coverage for senior executives generally.

•                  Confidentiality and Non-competition:  The Employment Agreement also contains customary confidentiality and non-competition provisions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.4, and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1	Unit Repurchase Agreement, dated March 1, 2011, between Radiation Therapy Investments, LLC and Daniel E. Dosoretz.

10.2	Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC.

10.3	Amended and Restated Radiation Therapy Investments, LLC 2008 Unit Award Plan, adopted on February 21, 2008, as amended and restated on March 1, 2011.

10.4	Executive Employment Agreement, dated March 1, 2011, between Radiation Therapy Services, Inc. and Joseph M. Garcia.

99.1	Press Release dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES HOLDINGS, INC.

Date: March 4, 2011	By:	/s/ Kerrin E. Gillespie
		Name:	Kerrin E. Gillespie
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Unit Repurchase Agreement dated March 1, 2011 between Radiation Therapy Investments, LLC and Daniel E. Dosoretz.

10.2	Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC.

10.3	Amended and Restated Radiation Therapy Investments, LLC 2008 Unit Award Plan, adopted on February 21, 2008, as amended and restated on March 1, 2011.

10.4	Executive Employment Agreement dated March 1, 2011 between Radiation Therapy Services, Inc. and Joseph M. Garcia.

99.1	Press Release dated February 28, 2011.